UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): July 11, 2008
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer
incorporation or organization)		Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In a Current Report on Form 8-K filed on April 1, 2008 by Valeant Pharmaceuticals International (the “Company”), the Company disclosed that Charles J. Bramlage, President of Europe, Middle East, Africa and North America regions, would be resigning. Mr. Bramlage’s resignation was effective as of July 1, 2008.
In connection with Mr. Bramlage’s departure from the Company, the Company and Mr. Bramlage entered into a Separation and Release Agreement (the “Release Agreement”), signed by Mr. Bramlage on July 11, 2008 and effective on July 19, 2008 if not revoked prior to that date pursuant to the terms set forth therein. Under the Release Agreement, Mr. Bramlage released the Company from any and all claims, liabilities and obligations other than those set forth in the Release Agreement and the Company agreed to pay Mr. Bramlage $847,890 in the aggregate.
The foregoing description of the Release Agreement is qualified by reference to the Release Agreement, which is filed as Exhibit 99.1, hereto and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Separation and Release Agreement dated as of July 11, 2008 between Valeant Pharmaceuticals International and Charles J. Bramlage.

2

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: July 16, 2008	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President and General Counsel

3

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Separation and Release Agreement dated as of July 11, 2008 between Valeant Pharmaceuticals International and Charles J. Bramlage.

4